Exhibit 99.2

ANSYS, INC. FOURTH QUARTER and YTD 2011

EARNINGS ANNOUNCEMENT

PREPARED REMARKS

February 23, 2012

ANSYS is providing a copy of its prepared remarks in combination with its earnings announcement. This process and these remarks are offered to provide stockholders and analysts with additional time and detail for analyzing our Q4 and YTD 2011 results in advance of our quarterly conference call. As previously scheduled, the conference call will begin today, February 23, 2012, at 10:30 a.m. Eastern Time and will include only brief overview comments followed by questions and answers. These prepared remarks will not be read on the call.

To access the live broadcast, please visit the Investor Relations section of ANSYS’ Web site at http://investors.ansys.com and click on audio webcasts. The call can also be heard by dialing (800) 860-2442 (US), (866) 605-3852 (CAN) or (412) 858-4600 (INT’L) at least five minutes prior to the call and referencing conference code “ANSYS”. A replay will be available within two hours of the call’s completion at http://investors.ansys.com or at (877) 344-7529 (US) or (412) 317-0088 (CAN and INT’L) and referencing the access code 10008769.

Non-GAAP SUPPLEMENTAL INFORMATION

In addition to our GAAP information, ANSYS has historically provided non-GAAP supplemental information. Our reasons for providing this information are described later in this document as well as in our Q4 and FY2011 earnings press release, which can be found on our Web site in the press release section. Reconciliations of GAAP to non-GAAP information are also provided. In line with our historical practice, the financial information below is presented on a supplemental, non-GAAP basis unless otherwise indicated.

TAX CHARGE RELATED TO JAPAN RATE CHANGE

On November 30, 2011, the Japanese government announced that it was reducing income tax rates for periods beginning in 2013. While this rate change will reduce the amount of tax the Company pays in Japan in the future periods during which the lower rates are effective, the Company currently has deferred tax assets in Japan that are expected to offset taxable income during a portion of the future periods for which the new, lower rates will apply. Because the tax rate is now lower during the periods in which these taxable income offsets are expected to be realized, the value of the related deferred tax assets was reduced on the Company’s consolidated balance sheet. This reduction resulted in a charge to income tax expense of $4.8 million, or $0.05 per share, during the fourth quarter of 2011. Because of the timing of the enactment date of this legislation, the effects of the legislation on the fourth quarter and fiscal year 2011 results were not considered in the financial guidance most recently provided by the Company on November 3, 2011.

1

Exhibit 99.2

FOURTH QUARTER and FY 2011 OVERVIEW

The financial and business results for our fourth quarter produced a strong close to FY2011. Despite currency volatility, and excluding a $0.05 tax charge related to the impact of the unanticipated change in Japan’s corporate tax rate in the fourth quarter discussed above, we finished ahead of the high end of the Q4 range for both non-GAAP revenue at $202.9 million and non-GAAP EPS at $0.68 (or $0.73 excluding the tax charge). Our all-time record fourth quarter and FY2011 non-GAAP revenue of $202.9 million and $701.1 million, respectively, was driven by a combination of strong performance across all of our major geographies and product lines, supplemented by Apache’s contribution. Our sales performance and customer engagements demonstrated continued support of our long-term vision and strategy of Simulation Driven Product Development™. This translated to record non-GAAP EPS results $0.68 and $2.53 for Q4 2011 and FY2011, respectively (or $0.73 and $2.58 excluding the tax charge described above.)

•	During Q4, we had 22 customers with orders in excess of $1 million, which included elements of both new and renewal business. Also, in FY2011 we achieved a new customer relationship milestone for ANSYS - our first annual eight-figure customer.

•	Both our direct and indirect businesses continued to perform well, with a 75% / 25% split, respectively, for the quarter and 74% / 26% for FY2011.

•	As we discussed throughout the year, we have been and will continue to make investments across many elements of our business. The non-GAAP operating margin for the fourth quarter was 49.1%, in-line with our guidance. The non-GAAP operating margin for fiscal year 2011 finished strong at 50.2%, slightly ahead of our initial target range. The strong margin performance for the quarter and the year was driven by a combination of solid revenue growth of 22% (21% constant currency) and 21% (17% constant currency), respectively, combined with challenges in locating and hiring unique talent to fill planned and open positions. As compared to the FY 2011 operating margin, the operating margin in the fourth quarter of 2011 was lower as a result of the first full quarter of Apache operations, which has a lower operating margin than the historical ANSYS business, and the higher sales commissions that are consistent with the Company’s graduated approach to annual sales incentives.

•	We experienced revenue growth in each major product line. We also saw continued sales expansion in many of our major accounts, complemented by the addition of new customers. This is reflected in the 26% growth in software license revenues in Q4 2011 as compared to last year’s Q4 and 24% for FY2011 as compared to FY2010. Equally as important, our maintenance revenue grew 15% over Q4 2010 and 17% over FY2010. Our recurring revenue base continued to remain strong at 65% of Q4 2011 revenue and 68% of FY2011 revenue. There was continued progress in portfolio sales efforts, cross-selling and customer engagement activities to continue building the pipeline for Q1 and beyond.

•	As we have been highlighting throughout FY2011, we continue to see interest in our high-performance computing (HPC) offerings and future strategy. ANSYS customers have embraced the enormous benefits of using multiple processors, or clusters of computers, to tackle their most sophisticated simulation challenges. HPC adds tremendous value to engineering simulation by enabling the creation of large, high-fidelity models that yield accurate and detailed insight into the performance of a proposed design. High-fidelity simulations allow engineering teams to innovate with a high degree of confidence that their products will meet customer expectations because their extremely accurate simulations are predicting the actual performance of the product under real-world conditions. ANSYS users today scale their largest simulations across thousands of processing cores, conducting simulations with more than a billion cells. ANSYS is committed to delivering HPC performance and capabilities to take our customers to new heights of simulation fidelity, engineering insight and continuous innovation.

2

 Exhibit 99.2

•	We released ANSYS 14.0® in December 2011, which provides a number of new and advanced features that deliver solutions for customers. The many new features in ANSYS 14.0 align with our strategic roadmap of delivering physics depth and breadth that can be scaled to meet the changing needs of customers. We developed the advances with guidance from our most longstanding and most innovative customers. The outcome is yet another important step in delivering a comprehensive solution for Simulation Driven Product Development™. Many of the new features in ANSYS 14.0 fall into three categories that align with business initiatives that ANSYS customers are commonly implementing, as follows:

— Amplify engineering effectiveness: Engineers are more effective when making engineering decisions rather than performing manual and tedious operations in software. ANSYS 14.0 delivers many opportunities to automate these user-intensive operations and minimize the time spent setting up problems.

— Simulate complex systems: Products are getting more complicated at a faster rate due to factors like miniaturization, higher performance requirements, and combinations of electronics and mechanics in designs. Our latest software release allows engineers to simulate this complexity as it exists in the real world.

— Drive innovation with HPC: Today’s competitive pressures demand not only that customers introduce new products faster and more frequently, but also that these products are innovative, desirable and exhibit a high degree of quality. These seemingly conflicting requirements can be resolved only by evaluating design alternatives faster than ever before. ANSYS 14.0 demonstrates our leadership in providing new software solutions that leverage modern hardware and computing infrastructure advancements to deliver complex simulation calculations faster than other alternatives in the market.

3

Exhibit 99.2

REVENUE

										Q4 11 vs.
										Q4 10
										% Growth
										In
($ in										Constant
thousands)	Q4 2011 Non-GAAP Revenue			Q4 2010 GAAP* Revenue			Q4 11 vs. Q4 10 % Growth			Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
Total Lease	$66,634	$52,259	$14,375	$48,847	$48,847	$0	36.41%	6.99%	N/A	35.27%

Total Paid-Up	$66,041	$65,948	$93	$56,213	$56,213	$0	17.48%	17.32%	N/A	17.23%

Total Maintenance	$65,065	$64,811	$254	$56,795	$56,795	$0	14.56%	14.11%	N/A	13.37%

Total Service	$5,165	$5,126	$39	$4,718	$4,718	$0	9.47%	8.65%	N/A	9.03%

Total Q4:	$202,905	$188,144	$14,761	$166,573	$166,573	$0	21.81%	12.95%	N/A	20.97%

										Q4 YTD 11
										vs.
										Q4 YTD 10
										% Growth
										In
($ in										Constant
thousands)	Q4 YTD 2011 Non-GAAP Revenue			Q4 YTD 2010 GAAP* Revenue			Q4 YTD 11 vs. Q4 YTD 10 % Growth			Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
Total Lease	$227,392	$203,989	$23,403	$184,539	$184,539	$0	23.22%	10.54%	N/A	19.34%

Total Paid-Up	$207,908	$207,760	$148	$166,494	$166,494	$0	24.87%	24.79%	N/A	22.10%
Total Maintenance	$246,748	$246,336	$412	$211,465	$211,465	$0	16.69%	16.49%	N/A	13.23%

Total Service	$19,022	$18,868	$154	$17,738	$17,738	$0	7.24%	6.37%	N/A	3.46%
Total Q4 YTD:	$701,070	$676,953	$24,117	$580,236	$580,236	$0	20.82%	16.67%	N/A	17.42%

* There are no differences between GAAP and non-GAAP revenue for 2010.

4

Exhibit 99.2

Overall, our non-GAAP revenues continue to be fairly consistently spread, with 33% lease, 33% paid-up licenses, 32% maintenance and 3% service for Q4 2011 [doesn’t equal 100% due to rounding]. On a year-to-date basis, non-GAAP revenues were 32% lease, 30% paid-up licenses, 35% maintenance and 3% service. We saw very healthy increases in paid-up licenses in Q4 and FY2011, up 17% and 25%, respectively. Our maintenance business also continued to grow, with our overall maintenance renewal rates continuing in the mid-90% range. Continued expansion in our major accounts contributed to new license revenue, as well as to the deferred revenue balance.

DEFERRED REVENUE

Total deferred revenue, including the long-term portion of $11.2 million, reached a new all-time high of $270.3 million as of December 31, 2011. This represents a 29% increase over Q4 2010. Excluding Apache, deferred revenue was $237.0 million, a 13% increase over Q4 2010.

Apache: Acquired deferred revenue of $10.1 million was recorded on the opening balance sheet. This amount was approximately $13.6 million lower than the historical carrying value. The impact on reported GAAP revenue for Q4 and FY2011 was $4.7 million and $9.6 million, substantially in lease license revenue. The expected impact on reported GAAP revenue for Q1 2012 and FY 2012 is $2.2 million and is $3.4 million, respectively.

GEOGRAPHIC HIGHLIGHTS

										Q4 11 vs.
										Q4 10
										% Growth
										In
										Constant
($ in thousands)	Q4 2011 Non-GAAP Revenue			Q4 2010 GAAP Revenue			Q4 11 vs. Q4 10 % Growth			Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
North America	$70,483	$61,577	$8,906	$57,212	$57,212	$0	23.20%	7.63%	N/A	23.24%

Germany	$19,839	$19,783	$56	$15,917	$15,917	$0	24.64%	24.29%	N/A	25.40%
United Kingdom	$8,163	$7,673	$490	$7,266	$7,266	$0	12.35%	5.60%	N/A	13.23%
Other Europe	$39,447	$37,995	$1,452	$33,188	$33,188	$0	18.86%	14.48%	N/A	18.65%
Total Europe	$67,449	$65,451	$1,998	$56,371	$56,371	$0	19.65%	16.11%	N/A	19.86%

Japan	$30,490	$28,949	$1,541	$27,089	$27,089	$0	12.55%	6.87%	N/A	5.42%
Other Gen. Int'l Area	$34,483	$32,167	$2,316	$25,901	$25,901	$0	33.13%	24.19%	N/A	34.64%
Total Gen. Int'l Area	$64,973	$61,116	$3,857	$52,990	$52,990	$0	22.61%	15.33%	N/A	19.70%

Total Q4:	$202,905	$188,144	$14,761	$166,573	$166,573	$0	21.81%	12.95%	N/A	20.97%

* There are no differences between GAAP and non-GAAP revenue for 2010.

5

Exhibit 99.2

North America grew 8% organically during Q4, 23% on a combined ANSYS/Apache basis and 23% in constant currency. The results were driven by our customers’ increased focus on innovation and R&D in several industries, including: aerospace, automotive, electronics, industrials and energy. These are all industries which also continue to adopt the use of HPC due to the necessity for accurate results in shorter timeframes, and where analyzing large problems or performing robust design analysis is critical to understanding product performance.

Europe, while confronted with currency volatility and macroeconomic issues, delivered a very solid performance in Q4 2011, growing 16% on an organic basis, 20% on a combined basis and 20% in constant currency. Germany continued to produce strong results, growing 24% organically and 25% overall and in constant currency. The ongoing economic concerns in certain markets continued to impact the timing of certain customer buying decisions, but overall the pipeline, renewal rates and customer engagements remained intact. The other European countries outside of Germany also experienced double-digit growth in Q4. Orders were spread across a variety of industries, including automotive, aerospace, energy and industrials.

Our General International Area (GIA) performed well overall, growing 15% organically, 23% from a combined ANSYS/Apache perspective and 20% in constant currency. Japan, our second largest global market, continued to experience some challenges associated with the strong currency and the supply chain disruptions from the Thailand flooding. The other regions within GIA, most notably Korea, India, China and Brazil, saw stronger growth at 35% in constant currency. Orders were spread across a variety of industries, including electronics, automotive, industrials, energy and aerospace.

										Q4 YTD 11 vs.
										Q4 YTD 10
										% Growth
										In
($ in										Constant
thousands)	Q4 YTD 2011 Non-GAAP Revenue			Q4 YTD 2010 GAAP* Revenue			Q4 YTD 11 vs. Q4 YTD 10 % Growth			Currency
	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined	ANSYS	Apache	Combined
North America	$233,452	$218,902	$14,550	$198,524	$198,524	$0	17.59%	10.26%	N/A	17.47%

Germany	$72,365	$72,236	$129	$60,399	$60,399	$0	19.81%	19.60%	N/A	15.48%
United Kingdom	$30,860	$30,087	$773	$26,810	$26,810	$0	15.11%	12.22%	N/A	7.77%
Other Europe	$137,115	$134,720	$2,395	$111,347	$111,347	$0	23.14%	20.99%	N/A	19.08%
Total Europe	$240,340	$237,043	$3,297	$198,556	$198,556	$0	21.04%	19.38%	N/A	16.46%

Japan	$113,127	$110,549	$2,578	$95,498	$95,498	$0	18.46%	15.76%	N/A	8.05%
Other Gen. Int'l Area	$114,151	$110,459	$3,692	$87,658	$87,658	$0	30.22%	26.01%	N/A	29.68%
Total Gen. Int'l Area	$227,278	$221,008	$6,270	$183,156	$183,156	$0	24.09%	20.67%	N/A	18.40%
Total Q4YTD:	$701,070	$676,953	$24,117	$580,236	$580,236	$0	20.82%	16.67%	N/A	17.42%

* There are no differences between GAAP and non-GAAP revenue for 2010.

6

Exhibit 99.2

INDUSTRY HIGHLIGHTS

From our global list of Q4 major orders, but also evident in smaller orders, ANSYS’ software continues to grow in importance as customers increasingly benefit from the strategic business value of engineering simulation. During Q4 2011, we continued to see growth from a combination of large domestic accounts, multi-nationals, emerging markets and industry verticals with time-sensitive, complex, multiphysics challenges. While all major industry sectors showed growth throughout Q4 and 2011, there were three sectors for which we would like to update our progress in extending and elevating our relationships with customers – aerospace, automotive and electronics.

Aerospace

Increasing oil prices, supply chain reorganization and currency valuations have put increased emphasis on innovation and competitiveness in the aircraft industry. The rise in environmental awareness is driving tighter regulations in areas such as noise and pollutants. As the provider of Simulation Driven Product Development™ tools, ANSYS is helping aircraft companies effectively position themselves in the highly competitive aircraft market.

The aircraft industry has pioneered the use of engineering simulation software to increase the safety and reduce the cost of testing some of the world’s most complex systems. Today, many companies rely on software from ANSYS to accurately simulate aerodynamics, engine performance and other mission-critical behavior. Integrated and coupled comprehensive multiphysics capabilities from ANSYS account for the interactions of different physical phenomena in the industry's highly integrated, interdependent systems. Engineered scalability enables individual users, departments or entire business units with various requirements for analysis to perform serial or parallel computations on individual laptops, compute clusters or enterprise-wide computing resources.

Automotive

The past few years have been an exciting time for the automotive industry, which is undergoing fundamental, revolutionary changes on several fronts. Governments, market sectors and consumers are demanding better fuel efficiency and reduced environmental impact. As a result, R&D efforts focus on rethinking engines and powertrains from scratch. The already-fierce competition has increased as vehicle makers compete to be the first to market with next-generation vehicles. Furthermore, there is a great shift in the industry’s geographic spread. The rising economies of China, India and other developing countries are supporting steady double-digit growth in automotive sales. China has surpassed the United States as the largest automotive market in the world. Customer preferences are changing as well: the preference is for smaller, lighter, fuel-efficient vehicles. And vehicle types, styles and technologies continue to evolve, especially as the auto industry leverages the ongoing advances in electronics.  The massive changes are creating unprecedented opportunities, and ANSYS has the tools that are helping organizations gain a competitive advantage in building the cars of the future.

Electronics

The electronics industry has dramatically transformed the way we communicate, work, learn and entertain. The effects can be seen in new and evolving products, such as chips with nanometer-scale transistors, ultra-smart phones, fiber optic and wireless communication networks, and computers that fit into a shirt pocket. The leap in electronics capabilities is driving innovation at many industries, including automotive, aerospace and energy. In the global electronics arena, engineers face conflicting requirements to increase product functionality while reducing size and weight, lowering energy consumption and complying with stricter government regulations. Pressures from all sides are compounded by shrinking design cycles to meet narrowing windows of business opportunity. To address the challenges, companies are utilizing multiphysics and multiscale engineering simulation tools. Areas of focus include thermal management, mechanical design and reliability, signal and power integrity, low-power and noise optimization, EMI/EMC, and high-speed circuit and electromechanical system simulation.

7

Exhibit 99.2

INCOME STATEMENT HIGHLIGHTS

Q4 2011 MARGINS AND FORWARD OUTLOOK: The Company delivered solid performance in both revenue and expenses. The performance on the top-line drove strong non-GAAP gross and operating margins of 88.7% and 49.1% for the fourth quarter and 88.2% and 50.2% for fiscal year 2011.

 Looking ahead into Q1 and FY 2012, on a consolidated basis, we are targeting a non-GAAP gross profit margin of approximately 87% - 88% and a non-GAAP operating margin of approximately 48% - 49% for Q1 and FY2012.

Q4 2011 TAX RATE AND FORWARD OUTLOOK: Our Q4 non-GAAP effective tax rate was 34.9% and our GAAP rate was 35.1%. The 2011 non-GAAP effective tax rate was 32.0% and the 2011 GAAP rate was 31.8%. The tax charge associated with the tax rate change in Japan increased the Q4 and YTD non-GAAP effective tax rates by 4.8% and 1.4%, respectively. Looking ahead into Q1 and FY 2012, we are currently forecasting an effective tax rate of approximately 31% - 33%, excluding non-recurring or unplanned items.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS

•	Cash, cash equivalents and short-term investments totaled $472.4 million at December 31, 2011, of which 64% was held domestically.
•	Cash flows from operations were $77.6 million for the fourth quarter and $307.7 million for FY 2011
•	Consolidated net DSO of 40 days.
•	In Q4, we made the quarterly required principal payment of $10.6 million on our long-term debt. The total remaining debt balance of $127.6 million carries an effective interest rate of 1.33% for Q1 2012.
•	Capital expenditures totaled $9.5 million for the fourth quarter and $22.1 million for fiscal year 2011. We currently are planning for total capital expenditures in 2012 in the range of $30 - $35 million.

SHARE COUNT AND SHARE REPURCHASE

We had 94.7 million fully diluted weighted average shares outstanding in Q4. No share repurchases occurred during Q4. The Company currently has 1.1 million shares remaining in its authorized share repurchase program. We are currently expecting fully diluted shares outstanding of approximately 95 – 95.5 million for Q1 and 96 – 96.5 million for 2012.

8

Exhibit 99.2

STOCK-BASED COMPENSATION EXPENSE

($ in thousands)	Three Months Ended		Year-to-Date
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Cost of sales:
Software Licenses	$286	$36	$556	$135
Maintenance & service	$490	$430	$1,897	$1,541

Operating expenses:
SG&A	$3,339	$3,088	$12,501	$11,755
R&D	$2,399	$1,562	$8,134	$5,588

Total Expense Before Taxes	$6,514	$5,116	$23,088	$19,019
Related Income Tax Benefits	($1,755)	($1,271)	($5,552)	($4,254)
Expense, net of taxes	$4,759	$3,845	$17,536	$14,765

CURRENCY

CURRENCY IMPACT COMPARED TO Q4 2010 and FY2010: The 2011 fourth quarter revenue and operating income were favorably impacted by currency fluctuations of $1.4 million and $1.5 million, respectively. The FY2011 revenue and operating income were favorably impacted by currency fluctuations of $19.8 million and $12.6 million, respectively.

CURRENCY OUTLOOK: As we saw in the Q4 and FY2011 financial results, we will continue to be impacted by currency fluctuations because of the global nature of our business. We will be particularly impacted by rate movements between the U.S. Dollar and the Euro, British Pound and Japanese Yen. In our current outlook, we are adjusting our currency rate assumptions to the following: Q1 2012 average rates in the range of 1.30 – 1.33 for the Euro, 1.56 - 1.59 for the British Pound and 76 - 79 for the Japanese Yen, and fiscal year 2012 average rates in the range of 1.31 – 1.34 for the Euro, 1.57 - 1.60 for the British Pound and 78 - 81 for the Japanese Yen. This compares to our previous FY 2012 guidance rate assumptions of 1.37 - 1.40 for the Euro, 1.62 - 1.65 for the British Pound and 77 - 79 for the Japanese Yen.

9

Exhibit 99.2

OUTLOOK

Q1 and FISCAL YEAR 2012 UPDATED OUTLOOK:

Based on our improved current visibility and sales pipeline, and the adverse impact of revised currency rate assumptions, we are initiating our first quarter guidance and adjusting our previously provided 2012 full year outlook. For Q1 2012, we are providing non-GAAP revenue guidance in the range of $185.0 - $192.0 million and GAAP revenue guidance in the range of $182.8 - $189.8 million; non-GAAP diluted EPS in the range of $0.64 - 0.67 and GAAP diluted EPS in the range of $0.43 - $0.49. We are adjusting our outlook for FY 2012 non-GAAP revenues to a range of $808.0 - $830.0 million, or top line growth in the 15% to 18% range, and GAAP revenue guidance in the range of $804.6 - $826.6 million. Consequently, we are also adjusting our non-GAAP diluted EPS outlook for FY 2012 to $2.77 - $2.87 and GAAP diluted EPS in the range of $2.01 - $2.17.

This outlook factors in planned increases in sales capacity, our current visibility around pipelines and sales forecasts, and a full year of Apache as part of the ANSYS operations in FY2012. However, as we have said in the past, and will continue to reiterate as we enter into 2012, given the realities of the current environment, there are many things that we have no control over, including the timing and momentum of the economic recovery, government and tax policies, and currency volatility. We continue to have the benefit of a solid, repeatable business base; a diversified, geographic and industry footprint; and a world-class customer base.

CLOSING COMMENTS

As always, as we exit 2011 and enter into 2012, the emphasis will be a continued focus on execution and technological differentiation. Customer acceptance of our vision and unique value proposition, coupled with the investments we are making in the business and in the expansion of our systems approach to simulation, make us very optimistic about our long-term opportunity. We continue to be propelled by a strong combination of a solid business model, loyal customers, dedicated channel partners, great technology and talented, committed employees across the globe.

RISK FACTORS

Information provided by the Company or its spokespersons, including the above statements and any others in this document that refer to plans and expectations for the first quarter of 2012, FY 2012 and the future are forward-looking statements. The Company cautions investors that its performance (and, therefore, any forward-looking statement) is subject to risks and uncertainties. A detailed discussion of these risks and other factors that could affect ANSYS’ results is included in ANSYS’ SEC filings, including the report on Form 10-K for the year ended December 31, 2011.

10

Exhibit 99.2

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	December 31, 2011				December 31, 2010
	As	Non-GAAP			As	Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results

Total revenue	$198,209	$4,696	(1)	$202,905	$166,573			$166,573

Operating income	73,143	26,478	(2)	99,621	65,385	$17,429	(4)	82,814

Operating profit margin	36.9%			49.1%	39.3%			49.7%

Net income	$47,457	$17,384	(3)	$64,841	$49,140	$11,479	(5)	$60,619

Earnings per share - diluted:
Diluted earnings per share	$0.50			$0.68	$0.52			$0.65
Weighted average shares - diluted	94,720			94,720	93,706			93,706

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.
(2)	Amount represents $15.1 million of amortization expense associated with intangible assets acquired in business acquisitions, $6.5 million of stock-based compensation expense, the $4.7 million adjustment to revenue as reflected in (1) above and $0.1 million of transaction expenses related to the Apache acquisition.
(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.1 million.
(4)	Amount represents $12.3 million of amortization expense associated with intangible assets acquired in business acquisitions and a $5.1 million charge for stock-based compensation.
(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $6.0 million.

Note: The 2011 GAAP and non-GAAP net income and earnings per share data reflected above include approximately $4.8 million, or $0.05 per share, related to income tax expense associated with reductions to the Japanese corporate tax rate, beginning with the 2013 tax year. This legislation, enacted on November 30, 2011, resulted in an additional $4.8 million in deferred tax expense due to the reduction in value of the net deferred tax assets of the Company’s Japanese subsidiaries.

11

Exhibit 99.2

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Twelve Months Ended
	December 31, 2011				December 31, 2010
	As	Non-GAAP			As	Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results
Total revenue	$691,449	$9,621	(1)	$701,070	$580,236			$580,236

Operating income	265,559	86,550	(2)	352,109	219,268	$67,749	(4)	287,017

Operating profit margin	38.4%			50.2%	37.8%			49.5%

Net income	$180,675	$58,301	(3)	$238,976	$153,132	$44,977	(5)	$198,109

Earnings per share - diluted:
Diluted earnings per share	$1.91			$2.53	$1.64			$2.13
Weighted average shares - diluted	94,381			94,381	93,209			93,209

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.
(2)	Amount represents $51.7 million of amortization expense associated with intangible assets acquired in business acquisitions, $23.1 million of stock-based compensation expense, the $9.6 million adjustment to revenue as reflected in (1) above and $2.1 million of transaction expenses related to the Apache acquisition.
(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $28.2 million.
(4)	Amount represents $48.7 million of amortization expense associated with intangible assets acquired in business acquisitions and a $19.0 million charge for stock-based compensation.
(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $22.8 million.

Note: The 2011 GAAP and non-GAAP net income and earnings per share data reflected above include approximately $4.8 million, or $0.05 per share, related to income tax expense associated with reductions to the Japanese corporate tax rate, beginning with the 2013 tax year. This legislation, enacted on November 30, 2011, resulted in an additional $4.8 million in deferred tax expense due to the reduction in value of the net deferred tax assets of the Company’s Japanese subsidiaries.

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Exhibit 99.2

USE OF NON-GAAP MEASURES

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. These prepared remarks also contain a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

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Exhibit 99.2

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

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Exhibit 99.2

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

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